Exhibit 99(k)

           MISSISSIPPI POWER & LIGHT COMPANY
                  STATEMENT OF INCOME
        Twelve Months Ended September 30, 1994
                     (In Thousands)
                      (Unaudited)


Operating Revenues:                                            $873,895
                                                               --------
Operating Expenses:
 Operation and maintenance:
   Fuel and fuel-related expenses                               154,317
   Purchased power                                              257,558
   Other operation and maintenance                              163,930
 Depreciation and amortization                                   35,413
 Taxes other than income taxes                                   43,898
 Income taxes                                                    20,523
 Amortization of rate deferrals                                  99,219
                                                               --------
           Total                                                774,858
                                                               --------
Operating Income                                                 99,037
                                                               --------
Other Income (Deductions):
 Allowance for equity funds used
   during construction                                            1,682
 Miscellaneous - net                                               (395)
 Income taxes                                                    (2,949)
                                                               --------
           Total                                                 (1,662)
                                                               --------
Interest Charges:
 Interest on long-term debt                                      47,008
 Other interest - net                                             6,009
 Allowance for borrowed funds used
   during construction                                           (1,101)
                                                               --------
          Total                                                  51,916
                                                               --------
Net Income                                                       45,459

Preferred Stock Dividend Requirements and Other                   8,002
                                                               --------
Earnings Applicable to Common Stock                             $37,457
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